UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2015

OCONEE FEDERAL FINANCIAL CORP.

(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	001-35033 (Commission File Number)	32-0330122 (I.R.S. Employer Identification No.)

201 East North Second Street, Seneca, South Carolina 29678

(Address of principal executive offices)

(864) 882-2765

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

(a)   As previously disclosed, on September 16, 2015, Cherry Bekaert LLP was dismissed as the principal accountants for Oconee Federal Financial Corp. (the "Registrant"). The decision to dismiss Cherry Bekaert LLP was approved by the Audit Committee of the Registrant. On September 28, 2015, Cherry Bekaert LLP completed its audit of the Registrant’s consolidated financial statements as of and for the year ended June 30, 2015. Accordingly, the dismissal is effective September 28, 2015.

During the fiscal years ended June 30, 2015 and 2014 and the subsequent interim period through September 28, 2015, there were no: (1) disagreements with Cherry Bekaert LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Cherry Bekaert LLP on the consolidated financial statements of the Registrant as of and for the fiscal years ended June 30, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

A letter from Cherry Bekaert LLP is attached as an Exhibit to this Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)   Exhibits:

Exhibit No.	Description

16.1	Letter from Cherry Bekaert LLP to the Securities and Exchange Commission dated September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCONEE FEDERAL FINANCIAL CORP.

Date: October 2, 2015	By:	/s/ Curtis T. Evatt
Curtis T. Evatt
President
(Duly Authorized Representative)